UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2008

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CHINA ARMCO METALS, INC.
(Exact name of registrant as specified in its charter)

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Nevada	333-145712	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Waters Park Drive, Suite 98, San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

(650) 212-7620
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2008, China Armco Metals, Inc. (the “Company”, “we”, “us” or “our”) entered into an employment agreement (the “Employment Agreement”) with Mr. Kexuan Yao, our Chief Executive Officer and Chairman of the Board of Directors, for a term of thirty-six (36) months commencing January 1, 2009.  The Employment Agreement stipulates that Mr. Yao will receive a base salary at the annual rate of $73,000 and will be eligible to receive interim and/or annual bonuses as may be determined by the Board of Directors of the Company.  In addition, Mr. Yao will receive certain allowances and other benefits provided by the Company.  The full text of the Employment Agreement is attached hereto as Exhibit 10.1 to this Form 8-K.

In addition, on December 18, 2008 Mr. Yao entered into an Amendment to the Call Option Agreement with Feng Gao (the “Amendment to Call Option Agreement”).  Under the terms of the Amendment to Call Option Agreement, (i) the definition of Condition 3 was amended to “Armco and its Subsidiaries achieving not less than $4,000,000 in pre-tax profits, as determined under United States Generally Accepted Accounting Principles consistently applied (“US GAAP”) for the nine month period year ending September 30, 2008”; and (ii) the definition of Condition 4 was amended to “Armco and its Subsidiaries achieving not less than $40,000,000 in Gross Revenues, as determined under US GAAP for the nine month period year ending September 30, 2008”.  All other terms and conditions of the June 27, 2008 Call Option Agreement remain in full force and effect.  The full text of the Amendment to Call Option Agreement is attached hereto as Exhibit 10.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description

10.1	Employment Agreement between the China Armco Metals, Inc. and Mr. Kexuan Yao, dated December 18, 2008
10.2	Amendment to Call Option Agreement between Mr. Kexuan Yao and Ms. Feng Gao, dated December 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Dated: January 13, 2009	By:	/s/ Kexuan Yao
Kexuan Yao
CEO and Chairman of the Board